EXHIBIT 10.46

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Agreement”) is made and entered into this 2nd day of March, 2015 by and between among FindEx.com, Inc., a Nevada corporation with its principal place of business located at 1313 South Killian Drive, Lake Park, FL 33403 (“FIND”), and Phoebe H. Conway, an individual residing Phoebe H. Conway, at 143 Pinnacle Point Drive, Seneca, SC 29672 (“Conway”).

WHEREAS, Conway is the record holder of a certain promissory note dated July 23, 2014 in the principal amount of USD$250,000 issued by FIND which note is convertible at the election of Conway and in accordance with certain terms into shares of FIND common stock, a copy of which note is annexed hereto as Exhibit A and made a part hereof (the “July 2014 Note”);

WHEREAS, for reasons relating to certain constraints currently being placed on FIND’s ability to obtain required financing from third parties based, among other things, on the terms of the conversion feature contained in the July 2014 Note, FIND desires to cancel the July 2014 Note and issue and deliver to Conway in its stead a certain replacement note not carrying a conversion feature;

WHEREAS, Conway is willing to accept a replacement note in exchange for the July 2014 Note provided that the replacement note reflect an increase in the principal sum payable thereunder from USD$250,000 to USD$300,000;

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for the other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.        Cancellation of July 2014 Note; Replacement with New Note. The July 2014 Note is hereby irrevocably terminated and rendered void for all purposes from and after the date hereof, and FIND shall issue and deliver to Conway as of the date hereof and contemporaneously herewith a new debt securities instrument in lieu thereof in the form annexed hereto as Exhibit B and made a part hereof (the “Replacement Note”).

2.        Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Florida.

3.        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

FINDEX.COM, INC.

By:
Phoebe H. Conway	Name:	Steven Malone
	Title:	President & Chief Executive Officer

EXHIBITS

Exhibit A	July 2014 Note

Exhibit B	Replacement Note

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THE SECURITY REPRESENTED BY THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. ACCORDINGLY, SUCH NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES OR ‘BLUE SKY’ LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS PROMISSORY NOTE.

Ecosmart Surface & Coating Technologies, Inc.

USD$250,000.00	As of July 23, 2014
Lake Park, FL

CONVERTIBLE PROMISSORY NOTE

EcoSmart Surface & Coating Technologies, Inc., a Florida corporation with its principal place of business located at 1313 South Killian Drive, Lake Park, FL 33403 (inclusive of any successors-in-interest, the “Company”), for cash value received, hereby promises to pay to Phoebe H. Conway (inclusive of any designated assigns, “Holder”), at 143 Pinnacle Point Drive, Seneca, SC 29672, (i) on each of November 1, 2014, February 1, 2015, and May 1, 2015, interest, calculated at the rate of ten percent (10%) per annum (the “Applicable Interest Rate”) from the date of this convertible promissory note (this “Note”), on the principal sum of two hundred fifty thousand U.S. dollars (USD$250,000.00) (the “Principal Face Amount”), such interest payments to be made in equal, quarter-annual payments of six thousand two hundred fifty dollars (USD$6,250.00) each, and (ii) unless re-paid in full prior to August 1, 2015 (the “Maturity Date”), on the Maturity Date, a lump-sum balloon payment of the Principal Face Amount, together with any then-accrued but unpaid interest on such amount calculated at the Applicable Interest Rate.

1.        Right of Conversion/Exchange. At all times prior to repayment of the obligation reflected by this Note through the Maturity Date, Holder shall have the right, exercisable at its election upon no less than ten (10) business days notice to the Company, to convert/exchange the principal and accrued interest payable under and on this Note pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, into/for restricted shares of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) on the basis of a value per share of Company Common Stock equal to fifty percent (50%) of the the closing bid quoted public market trading price for the Company Common Stock on the date of such notice, provided the Company Common Stock is being publicly traded and quoted as of such date, or, if not publicly traded, at the pre-market valuation of the last completed private offering conducted by the company in excess of one million U.S. dollars ($1,000,000); provided, however, that, in lieu of any fractional share to which Holder would otherwise be entitled upon conversion/exchange of this Note, the Company shall pay to the Holder in the form of cash the amount of the unconverted/unexchanged principal and interest of this Note that would otherwise be converted/exchanged into such fractional share.

2.        Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)     Any failure on the part of the Company to remit to Holder any amounts of principal and/or interest due hereunder as and when due hereunder;

(b)     Any failure or unreasonable delay on the part of the Company to deliver a certificate representing the appropriate number of shares of Company Common Stock upon any conversion/exchange of an amount otherwise due hereunder in accordance with Section 1 of this Note;

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(c)     Any assignment on the part of the Company for the benefit of creditors, or filing of a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors;

(d)     Any application on the part of the Company for, or voluntary permission of, the appointment of a receiver or trustee for any or all Company property;

(e)     Any action or proceeding described in the foregoing paragraphs (c) and (d) is commenced against the Company and such action or proceeding is not vacated within sixty (60) days of its commencement;

(f)      Notwithstanding any one or more provisions of the Company’s bylaws at any time hereunder, any election or other appointment to the board of directors of the Company that has the effect of either (i) expanding the membership thereof to more than five (5) seats, and/or (ii) filling any one (1) or two (2) of the current vacancies thereon with any individual not expressly approved in writing by Holder within its exclusive discretion; or

(g)     Any dissolution or liquidation of the Company.

3.        Remedies Upon Default. Upon any Event of Default, Holder may, with or without further notice, declare the entire remaining principal sum of this Note, together with all interest accrued thereon, immediately due and payable.

4.        Notices. Any notice, demand or request relating to any matter set forth herein shall be made in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail return receipt requested, when picked-up by or delivered to a recognized overnight courier service, either to the Company at its address stated above, or to Holder at its address stated above, or such other address as either party shall have notified the other in writing as aforesaid from and after the date hereof.

5.        Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws.

6.        Integration; Modification. This Note constitutes the entirety of the rights and obligations of each of the Holder and the Company with respect to the subject matter hereof. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any such modification is or may be sought.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf by its duly authorized officer, all as of the date first above written

Ecosmart Surface & Coating Technologies, Inc.

By:
Steven Malone
Chief Executive Officer

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THE SECURITY REPRESENTED BY THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. ACCORDINGLY, SUCH NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES OR ‘BLUE SKY’ LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS PROMISSORY NOTE.

Findex.com, Inc.

USD$300,000.00	As of March 2, 2015
Lake Park, FL

PROMISSORY NOTE

Findex.com, Inc., a Nevada corporation with its principal place of business located at 1313 South Killian Drive, Lake Park, FL 33403 (inclusive of any successors-in-interest, the “Company”), for cash value received, hereby promises to pay to Phoebe H. Conway (inclusive of any designated assigns, “Holder”), at 143 Pinnacle Point Drive, Seneca, SC 29672, (i) on each of March 15, 2015, and May 1, 2015, interest, calculated at the rate of ten percent (10%) per annum (the “Applicable Interest Rate”) from the date of this promissory note (this “Note”), on the principal sum of three hundred thousand U.S. dollars (USD$300,000.00) (the “Principal Face Amount”), such interest payments to be made in equal quarter- annual payments of seven thousand five hundred dollars (USD$7,500.00) each, and (ii) unless re-paid in full prior to August 1, 2015 (the “Maturity Date”), on the Maturity Date, a lump-sum balloon payment of the Principal Face Amount, together with any then-accrued but unpaid interest on such amount calculated at the Applicable Interest Rate.

1.        Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)     Any failure on the part of the Company to remit to Holder any amounts of principal and/or interest due hereunder as and when due hereunder;

(b)     Any failure or unreasonable delay on the part of the Company to deliver a certificate representing the appropriate number of shares of Company Common Stock upon any conversion/exchange of an amount otherwise due hereunder in accordance with Section 1 of this Note;

(c)     Any assignment on the part of the Company for the benefit of creditors, or filing of a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors;

(d)     Any application on the part of the Company for, or voluntary permission of, the appointment of a receiver or trustee for any or all Company property;

(e)     Any action or proceeding described in the foregoing paragraphs (c) and (d) is commenced against the Company and such action or proceeding is not vacated within sixty (60) days of its commencement;

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(f)      Notwithstanding any one or more provisions of the Company’s bylaws at any time hereunder, any election or other appointment to the board of directors of the Company that has the effect of either (i) expanding the membership thereof to more than five (5) seats, and/or (ii) filling any one (1) or two (2) of the current vacancies thereon with any individual not expressly approved in writing by Holder within its exclusive discretion; or

(g)     Any dissolution or liquidation of the Company.

3.        Remedies Upon Default. Upon any Event of Default, Holder may, with or without further notice, declare the entire remaining principal sum of this Note, together with all interest accrued thereon, immediately due and payable.

4.        Notices. Any notice, demand or request relating to any matter set forth herein shall be made in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail return receipt requested, when picked-up by or delivered to a recognized overnight courier service, either to the Company at its address stated above, or to Holder at its address stated above, or such other address as either party shall have notified the other in writing as aforesaid from and after the date hereof.

5.        Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws.

6.        Integration; Modification. This Note constitutes the entirety of the rights and obligations of each of the Holder and the Company with respect to the subject matter hereof. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any such modification is or may be sought.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf by its duly authorized officer, all as of the date first above written

FINDEX.COM, INC.

By:
Name:	Steven Malone
Title:	President

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